CONSENT IN LIEU OF SHAREHOLDERS’ MEETING
(MAJORITY SHAREHOLDERS)
TALLY-HO VENTURES, INC.

Pursuant to Article II Section 9 of the bylaws and 8 Del code § 228(a), we, the holders of the number of shares of Common Stock of TALLY-HO VENTURES, INC. set forth after our signatures below, and as the holders of a majority of the outstanding shares of the voting stock entitled to vote at a meeting of shareholders, do hereby consent and approve of the 1 for 30 reverse split of the Company’s shares of Common Stock authorized and ratified in a Resolution by the Board of Directors dated April 30, 2005. The text of the Board’s Resolution states:

RESOLVED, that the Company authorize and enact a 1 for 30 reverse split of its shares of Common Stock (the “reverse stock split”); and be it further

RESOLVED, that the record date and time of the reverse stock split be Friday, May 6, 2005 at 2:00 p.m. PDT; and be it further

RESOLVED, that the effective date and time of the reverse stock split be Monday, May 9, 2005 at 6:00 a.m. PDT; and be it further

RESOLVED, that if, as a result of the reverse stock split, any shareholder holds a non-whole number of shares, that the shareholder be issued an additional fraction of a share sufficient to increase the number of shares held by the shareholder to the next whole number of shares; and be it further

RESOLVED, that the Company’s secretary, Cheney Shapiro, send a conformed copy of this resolution to the Company’s transfer agent, Signature Stock Transfer, Inc.; and be it further

RESOLVED, that the directors of this Company are empowered and directed, in the name of and on behalf of the Company, to execute and sign this Resolution; and the officers and directors of the Company are empowered and directed in the name and on behalf of the Company to execute and deliver all documents, to make all payments, and to perform and otherwise act as necessary to carry out the purposes and intent of this Resolution, and all such acts and doings of the officers of the Company consistent with the purpose of this Resolution are hereby authorized, approved, ratified and confirmed in all respects.

Pursuant to 8 Del code § 228(e), notice shall be given to nonconsenting shareholders representing a total of 4,206,209 shares (9.2%) of the Common Stock.

SIGNATURE	DATE	NUMBER OF SHARES (%)
/s/ Tal L. Kapelner	4/30/2005	20,269,000 (44.6)
Tal L. Kapelner

/s/ Cheney A. Shapiro	4/30/2005	20,000,000 (44)
Cheney A. Shapiro

/s/ Ariella Kapelner	4/30/2005	1,000,000 (2.2)
Ariella Kapelner